UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

BLUFOREST INC.
Exact name of registrant as specified in its charter

Nevada	000-53614	26-2294927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ave. Republica del Salvador y Shyris Edificio Onix piso 10-C Quito Ecuador	N/A
(Address of principal executive offices)	(Zip Code)

593-937-62435
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On January 30, 2013,  Bluforest Inc. (the “Company”) issued an aggregate of 100,000,000 common shares to various stockholders. The shares were issued to settle $900,000 of debt owed to various creditors.

The shares were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Regulation S as the securities were issued in an "offshore transaction", as defined in Rule 902(h) of Regulation and the Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person. Additionally, each stockholder is not an Alberta resident or person and was not acquiring the securities for the account or benefit of an Alberta resident or person.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01        Changes in Control of Registrant.

On January 30, 2013, a change in control of the Company occurred when the Company issued the common stock disclosed in Item 3.02 above. No shareholder owns over 50% of the Company’s common stock, however, the share issuance dilutes the single largest shareholder Michael McCarthy.

Those who are affiliates, insiders, have more than 5% of share ownership, or a shareholder with significant impact will be outlined in Forms 3, 4, and 13D, should it be required.

SECTION 8 – OTHER EVENTS

Item 8.01            Other Events

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on January 14, 2013, the Company would like to specify that Amanda Miller resigned as on officer of the Company on January 10, 2013 as part of the Company’s restructuring and recapitalization.

Additionally, the Company will file its required reports with all applicable Jurisdictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUFOREST INC.

Dated: February 5, 2013	By:	/s/ Charles Miller
	Name:	Charles Miller
`	Title:	Chief Executive Officer